UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2007 (January 31, 2007)
Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-125868	33-125868
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

30025 Alicia Parkway #333
Laguna Niguel, CA 92677
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (949) 498-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2007, Execute Sports, Inc. (the “Company” or “Execute Sports”) entered into a Trademark Transfer and Assignment Agreement (the “Agreement”) with Duane Pacha (“Duane”) and Jeff Baughn (“Jeff”, with Duane, the “Buyers”) pursuant to which the Company transferred all right, title, interest and good will in the ACADEMY SNOWBOARD CO. and ACADEMY trademarks, and the associated ACADEMY logo and their goodwill, and all associated domain names, in particular the domain www.academysnowboards.com, trades secrets and copyrights and their goodwill (collectively, the “Brand”). Moreover, as per the Agreement, there was no cash component relating to the transfer and assignment of the Brand and the Company shall assign to Buyers certain of the Company’s accounts payable and accounts receivable relating to the Brand. Specifically, the accounts receivables transferred to the Buyers total $107,761.52 and the accounts payable transferred to the Buyers total $345,321.50.

Execute Sports initially obtained the Brand when it acquired Pacific Sports Group, Inc. in January 2006. Mr. Pacha was the Company’s Product Manager and Mr. Baughn was the Company’s Marketing Director. Messrs. Pacha and Baughn resigned from the Company upon execution of the Agreement.

A copy of the Agreement is filed herewith as Exhibit 10.1.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

ITEM 8.01 OTHER EVENTS.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.
Exhibit Number	Description

10.1	Trademark Transfer and Assignment Agreement by and between Execute Sports, Inc. and Duane Pacha and Jeff Baughn, dated January 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EXECUTE SPORTS, INC.
By:	/s/ Geno Apicella Chief Executive Officer

February 5, 2007